                                                                    Exhibit 99.1


                                 THIRD AMENDMENT
                   TO REVOLVING CREDIT AND GUARANTY AGREEMENT



                  THIRD AMENDMENT, dated as of June 29, 2001 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 22, 2000, among GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and each of the direct and indirect subsidiaries of the Borrower party thereto (each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, MELLON BANK, N.A., a national banking association ("Mellon"), as Arranger, FIRST UNION NATIONAL BANK, as Syndication Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent, THE CHASE MANHATTAN BANK, as Co-Agent, each of the other financial institutions from time to time party thereto (each of the foregoing financial institutions, together with Mellon, the "Banks") and MELLON BANK, N.A., a national banking association, as administrative agent (in such capacity, the "Agent") for the Banks. Unless otherwise defined herein, all terms that are defined in the Credit Agreement (or defined below) shall have the same meanings herein.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of August 10, 2000, and as further amended by that certain Restated Second Amendment and Waiver to Revolving Credit and Guaranty Agreement, dated as of February 14, 2001 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent have agreed to amend the Credit Agreement as set forth herein; and

                  WHEREAS, from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, subject to and upon terms and conditions set forth herein, as follows:

                  NOW, THEREFORE, it is agreed:

                  SECTION 1. Amendment to Introductory Statement. The Introductory Statement is hereby amended by (i) inserting the parenthetical "(except as set forth in Section 2.01A)" immediately following the words "not to exceed $250,000,000" appearing in the second paragraph thereof and (ii) (A) deleting the word "and" immediately preceding clause (ii) appearing in the third paragraph thereof and inserting in lieu thereof a "," and (B) inserting the following clause at the end of the third paragraph thereof:

                  "and (iii) in the case of the Loans contemplated by Section 2.01A, to finance the APS Acquisition."

                  SECTION 2. Amendment to Section 1 of the Credit Agreement.
Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the following new definitions in alphabetical order:

                  "APS Acquisition" shall mean an asset acquisition on substantially the terms set forth in the June 27, 2001 BRCM Draft of Asset Purchase Agreement by and among Mariner Post-Acute Network Inc., Mariner Health Group, Inc., the other sellers identified on Schedule 1-A thereto, the Borrower and Neighborcare Pharmacy Services, Inc. (the "Purchase Agreement") for a cash purchase price not in excess of the consideration set forth in the Purchase Agreement or such greater amount, if any, that is bid by the Borrower at the auction sale of such assets and that is satisfactory to the Agent, Goldman Sachs, as documentation agent, and First Union National Bank, as syndication agent.

                  "APS Acquisition Loan" shall mean the additional loan contemplated by Section 2.01A(a) hereof to finance the APS Acquisition.

                  "APS Lenders" shall mean the Banks who have agreed to make the APS Acquisition Loan in the proportions and amounts set forth on Annex B hereto.

                  "Goldman Sachs" shall mean Goldman Sachs Credit Partners.

                  "Third Amendment" shall mean the Third Amendment, dated as of June 29, 2001, to this Agreement.

                  "Third Amendment Effective Date" shall mean the date on which the Third Amendment has been executed and the conditions to effectiveness set forth therein have been satisfied or waived.

and (ii) amending the definition of the term "Commitment" by inserting the following proviso at the end thereof:

                  "; provided, however, that with respect to each APS Lender, the commitment of each APS Lender hereunder shall also include the commitment of such APS Lender to make the APS Acquisition Loan in the amount set forth opposite its name on Annex B hereto"

                  SECTION 3. Amendment to Section 2 of the Credit Agreement.
Section 2 of the Credit Agreement is hereby amended as follows:

                  (i) Section 2.01(a) is hereby amended by deleting the words "of $250,000,000" set forth in clause (i) thereof;

                  (ii) Section 2.01(b) is hereby amended by inserting the following proviso at the end thereof "; provided further, that the Borrowing of the APS Acquisition Loan shall be made solely from the APS Lenders.";

                  (iii) Section 2 is hereby amended by inserting the following new Section 2.01A immediately following Section 2.01:

                  "SECTION 2.01A. APS Acquisition Loan Commitment.

                  (a) Notwithstanding anything to the contrary contained herein, the APS Lenders agree, upon the terms and subject to the conditions herein set forth, to make a loan to the Borrower at any time during the period commencing on the Third Amendment Effective Date and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in the principal amount of up to the amount set forth on Annex B hereto (the "APS Acquisition Loan"). The APS Acquisition Loan shall be treated for all purposes herein as "Loans", including without limitation, for purposes of Section 2.17 and the definition of "Required Banks", with the exception that the amount outstanding under the APS Acquisition Loan shall not be treated as a Loan for purposes of determining compliance with the Borrowing Base hereunder.

                  (b) The proceeds of the APS Acquisition Loan shall only be used by the Borrower to finance the APS Acquisition, provided that if the Borrower shall theretofore have incurred Loans under the Credit Agreement to finance Capital Expenditures for the exercise of the purchase options referred to in Section 6.04(c), then proceeds of the APS Acquisition Loan in an amount not in excess of $11,200,000 may also be used for working capital and general corporate purposes of the Borrower and the Guarantors.

                  (c) The Borrower shall give the Agent (which shall promptly advise the other APS Lenders thereof) and Goldman Sachs prior notice of a Borrowing of the APS Acquisition Loan in accordance with the notice procedures set forth in Section 2.06(b).

                  (iv) Section 2.20 is hereby amended by deleting the first sentence thereof and inserting in lieu thereof the following:

                  "The Borrower shall pay to (i) the Banks a commitment fee for the period commencing on the date the Commitment Letter is executed to the Termination Date or the earlier date of termination of the Commitment and (ii) the APS Lenders a commitment fee with respect to the APS Acquisition Loan commitment for the period commencing on the Third Amendment Effective Date to the Termination Date or the earlier date of termination of the Commitment (collectively, the "Commitment Fee"), each computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2 of 1%) per annum on the average daily Unused Total Commitment."

                  SECTION 4. Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended by adding as paragraphs "(c)" and "(d)" thereof the following :

                  "(c) Notwithstanding anything to the contrary contained in this Section 6.04, the Borrower may make Capital Expenditures in an amount not to exceed $11,200,000 to exercise the purchase options for the properties known as the Ansted Health Care Center, Hilltop Nursing Center and Knollwood Manor and the amount so expended will not be treated as a Capital Expenditure under paragraphs (a) or (b) of this section 6.04.

                  (d) In addition to the foregoing, the Borrower shall be permitted to enter into and consummate the APS Acquisition."

                  SECTION 5. Annex B to Credit Agreement. The Credit Agreement is hereby amended by adding as "Annex B" thereto the list of APS Lenders that is attached hereto as Exhibit A.

                  SECTION 6. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Amendment, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Amendment.

                  SECTION 7. Conditions to Effectiveness. This Amendment shall not become effective until the date (the "Effective Date") on which each of the following conditions shall have been satisfied (provided that this Amendment shall terminate and be of no further force and effect if the Effective Date shall not have occurred on or before August 15, 2001):

                  (i) this Amendment shall have been executed by the Borrower, the APS Lenders, the Guarantors, the Required Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution;

                  (ii) the Borrower shall have paid to (A) the Agent for the ratable benefit of the Banks an amendment fee in an amount equal to 1/4 of 1% of the Total Commitment (not to include the APS Acquisition Loan commitment) and
(B) the APS Lenders a facility fee in an amount equal to 1% of the APS Acquisition Loan commitment to be shared by the APS Lenders on a pro rata basis in accordance with the APS Acquisition Loan commitments set forth on Annex B;

                  (iii) the Agent and Goldman Sachs shall have received an order of the Bankruptcy Court, satisfactory in form and substance to the Agent and Goldman Sachs authorizing the Borrower and the Guarantors to execute and perform this Amendment (including the payment by the Borrower of the fees referred to in clause (ii) above); and

                  (iv) The Multicare Companies, Inc. ("Multicare") shall have permanently reduced the Unused Total Commitment (as such term is defined in that certain Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, among Multicare, each of the direct and indirect subsidiaries of Multicare signatory thereto, Mellon Bank, N.A., as administrative agent, certain co-agents named therein and the lenders party thereto) by an amount equal to the maximum amount of the APS Acquisition Loan specified on Annex B hereto.

                  SECTION 8. Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                  SECTION 9. Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of respective special counsel to the Agent and Goldman Sachs.

                  SECTION 10. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or
(b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy of all purposes.

                  SECTION 12. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed wholly within such State.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.


                                 BORROWER:


                                 GENESIS HEALTH VENTURES, INC.


                                 By:___________________________________________
                                         Title:

                                 GUARANTORS:

                                 BREVARD MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole general partner

                                 CARE4, L.P.
                                 By: Institutional Health Care Services, Inc.

                                 CATONSVILLE MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Health, Inc., one of its general partners

                                 EASTON MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Health, Inc., and Meridian
                                     Healthcare, Inc., its general partners

                                 EDELLA STREET ASSOCIATES
                                 By: Genesis Health Ventures of Clarks Summit,
                                     Inc., its sole general partner

                                 GENESIS PROPERTIES LIMITED PARTNERSHIP
                                 By: Genesis Health Ventures of Arlington, Inc.,
                                     its sole general partner

                                 GREENSPRING MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole general
                                     partner

                                 HALLMARK HEALTHCARE LIMITED PARTNERSHIP
                                 By: Pharmacy Equities, Inc.,
                                     its general partner

                                 HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., one of its
                                     general partners

                                 MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN EDGEWOOD LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN PERRING LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN VALLEY LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN VALLEY VIEW LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MILLVILLE MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole general
                                     partner

                                 PHILADELPHIA AVENUE ASSOCIATES
                                 By: Philadelphia Avenue Corporation, its sole
                                     general partner

                                 RIVER STREET ASSOCIATES
                                 By: Genesis Health Ventures of Wilkes-Barre,
                                     Inc., its sole general partner

                                 SEMINOLE MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Health, Inc., its sole general
                                     partner

                                 STATE STREET ASSOCIATES, L.P.
                                 By: State Street Associates, Inc., its sole
                                     general partner

                                 THERAPY CARE SYSTEMS, L.P.
                                 By: Team Rehabilitation, Inc., its sole general
                                     partner

                                 VOLUSIA MERIDIAN LIMITED PARTNERSHIP
                                 By: Meridian Health, Inc., its sole general
                                     partner

                                 GENESIS PROPERTIES OF DELAWARE LTD.
                                 PARTNERSHIP, L.P.
                                 By: Genesis Properties of Delaware
                                     Corporation, a general partner

                                 MCKERLEY HEALTH FACILITIES
                                 By: Meridian Health, Inc., and Meridian
                                     Healthcare, Inc., its general partners

                                 GENESIS HEALTH VENTURES OF WEST
                                 VIRGINIA, LIMITED PARTNERSHIP
                                 By: Genesis Eldercare Network Services, Inc.,
                                     and Genesis Eldercare Rehabilitation
                                     Services, Inc., its general partners


                                 By:____________________________________________
                                     Name:
                                     on behalf of each of the foregoing as _____
                                     of the general partner

                                 GENESIS HEALTH VENTURES OF ARLINGTON, INC.

                                 GENESIS HEALTH VENTURES OF BLOOMFIELD, INC.

                                 GENESIS HEALTH VENTURES OF CLARKS SUMMIT, INC.

                                 GENESIS HEALTH VENTURES OF MASSACHUSETTS, INC.

                                 GENESIS HEALTH VENTURES OF NAUGATUCK, INC.

                                 GENESIS HEALTH VENTURES OF WAYNE, INC.

                                 GENESIS HEALTH VENTURES OF WEST VIRGINIA, INC.

                                 GENESIS HEALTH VENTURES OF WINDSOR, INC.

                                 GENESIS HEALTH VENTURES OF WILKES-BARRE, INC.

                                 GENESIS HEALTH VENTURES OF INDIANA, INC.

                                 GENESIS HEALTH VENTURES OF NEW GARDEN, INC.

                                 GENESIS HEALTH VENTURES OF POINT PLEASANT, INC.

                                 GENESIS IMMEDIATE MED CENTER, INC.

                                 GENESIS ELDERCARE HOME CARE SERVICES, INC.
                                 (f/k/a HEALTHCARE SERVICES NETWORK, INC.)

                                 GENESIS ELDERCARE PHYSICIAN SERVICES, INC.
                                 (f/k/a GENESIS PHYSICIAN SERVICES, INC.)

                                 KNOLLWOOD MANOR, INC.

                                 MERIDIAN HEALTH, INC.

                                 MERIDIAN HEALTHCARE, INC.

                                 PHILADELPHIA AVENUE CORPORATION

                                 GENESIS ELDERCARE STAFFING SERVICES, INC.
                                 (f/k/a STAFF REPLACEMENT SERVICES, INC.)

                                 STATE STREET ASSOCIATES, INC.

                                 SUBURBAN MEDICAL SERVICES, INC.

                                 GENESIS ELDERCARE REHABILITATION SERVICES,
                                 INC.,(f/k/a TEAM REHABILITATION, INC.)

                                 THERAPY CARE, INC.

                                 THE TIDEWATER HEALTHCARE SHARED SERVICES
                                 GROUP, INC.

                                 WYNCOTE HEALTHCARE CORP.

                                 ASCO HEALTHCARE, INC.

                                 ACCUMED, INC.

                                 BRINTON MANOR, INC.

                                 COMPASS HEALTH SERVICES, INC.

                                 CONCORD HEALTHCARE CORPORATION

                                 CONCORD PHARMACY SERVICES, INC.

                                 CRYSTAL CITY NURSING CENTER, INC.

                                 EASTERN MEDICAL SUPPLIES, INC.

                                 ENCARE OF MASSACHUSETTS, INC.

                                 GENESIS HEALTH SERVICES CORPORATION

                                 GENESIS HEALTHCARE CENTERS HOLDINGS, INC.

                                 GENESIS HOLDINGS, INC.

                                 GENESIS PROPERTIES OF DELAWARE CORPORATION

                                 HILLTOP HEALTH CARE CENTER, INC.

                                 HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.

                                 KEYSTONE NURSING HOME, INC.

                                 LINCOLN NURSING HOME, INC.

                                 MCKERLEY HEALTH CARE CENTERS, INC.

                                 WAYSIDE NURSING HOME, INC.

                                 PROFESSIONAL PHARMACY SERVICES, INC.

                                 MEDICAL SERVICES GROUP, INC.

                                 NEIGHBORCARE PHARMACIES, INC.

                                 DERBY NURSING CENTER CORPORATION

                                 GENESIS ELDERCARE NATIONAL CENTERS, INC.,
                                 (f/k/a NATIONAL HEALTHCARE AFFILIATES, INC.)

                                 GENESIS ELDERCARE NETWORK SERVICES, INC.,
                                 (f/k/a GENESIS MANAGEMENT RESOURCES, INC.)
                                 (f/k/a TOTAL CARE SYSTEMS, INC.)

                                 GENESIS ELDERCARE PROPERTIES, INC.

                                 VERSALINK, INC.

                                 GERIATRIC & MEDICAL COMPANIES, INC.

                                 GERIATRIC AND MEDICAL SERVICES, INC.

                                 GERIATRIC AND MEDICAL INVESTMENTS CORPORATION

                                 BURLINGTON WOODS CONVALESCENT CENTER, INC.

                                 CRESTVIEW CONVALESCENT HOME, INC.

                                 CRESTVIEW NORTH, INC.

                                 GENESIS ELDERCARE DIAGNOSTIC SERVICES, INC,
                                 (f/k/a DIVERSIFIED DIAGNOSTICS, INC.)

                                 GMC MEDICAL CONSULTING SERVICES, INC.

                                 GERIMED CORP.

                                 GENESIS ELDERCARE HOSPITALITY SERVICES, INC.
                                 (f/k/a HCHS, INC.)

                                 GENESIS ELDERCARE TRANSPORTATION SERVICES, INC. (f/k/a HSS-PARA TRANSIT, INC.

                                 INNOVATIVE PHARMACY SERVICES, INC.

                                 INSTITUTIONAL HEALTH CARE SERVICES, INC.

                                 LIFE SUPPORT MEDICAL, INC.

                                 LIFE SUPPORT MEDICAL EQUIPMENT, INC.

                                 METRO PHARMACEUTICALS, INC.

                                 NATIONAL PHARMACY SERVICE, INC.

                                 NETWORK AMBULANCE SERVICES, INC.,
                                 (f/k/a REGIONAL AMBULANCE SERVICES, INC.)
                                 (f/k/a LIFE SUPPORT AMBULANCE, INC.)

                                 UNITED HEALTH CARE SERVICES, INC.

                                 VALLEY MEDICAL SERVICES, INC.

                                 VALLEY TRANSPORT AMBULANCE SERVICE, INC.

                                 VILLAS REALTY & INVESTMENTS, INC.

                                 WEISENFLUH AMBULANCE SERVICE, INC.

                                 GENESIS ELDERCARE ADULT DAY HEALTH
                                 SERVICES, INC.

                                 GENESIS ELDERCARE HOME HEALTH SERVICES -
                                 SOUTHERN, INC.

                                 GENESIS ELDERCARE MANAGEMENT SERVICES, INC.,
                                 (f/k/a BLUEFIELD MANOR, INC.)

                                 CARECARD, INC.

                                 CAREFLEET, INC.

                                 CHELTENHAM LTC MANAGEMENT, INC.

                                 EASTERN REHAB SERVICES, INC.

                                 EIDOS, INC.

                                 GMC LEASING CORPORATION

                                 GMS MANAGEMENT, INC.

                                 GMS MANAGEMENT-TUCKER, INC.

                                 GOVERNOR'S HOUSE NURSING HOME, INC.

                                 HEALTH CONCEPTS AND SERVICES, INC.

                                 INNOVATIVE HEALTH CARE MARKETING, INC.

                                 KNOLLWOOD NURSING HOME, INC.

                                 MANOR MANAGEMENT CORP. OF GEORGIAN MANOR, INC.

                                 PHARMACY EQUITIES, INC.

                                 PROSPECT PARK LTC MANAGEMENT, INC.

                                 WALNUT LTC MANAGEMENT, INC.

                                 WEST PHILA.  LTC MANAGEMENT, INC.

                                 TRANSPORT SERVICES, INC.

                                 YORK LTC MANAGEMENT, INC.

                                 GENESIS ELDERCARE REHABILITATION MANAGEMENT

                                 SERVICES, INC. (f/k/a ROBINDALE MEDICAL
                                 SERVICES, INC.)

                                 DELCO APOTHECARY, INC.

                                 NEIGHBORCARE OF WISCONSIN, INC.
                                 (f/k/a GCI INNOVATIVE PHARMACY, INC.)

                                 NEIGHBORCARE OF NORTHERN CALIFORNIA, INC.
                                 (f/k/a COMPUPHARM OF NORTHERN CALIFORNIA, INC.)

                                 NEIGHBORCARE OF VIRGINIA, INC.
                                 (f/k/a TEAMCARE OF VIRGINIA, INC.)

                                 NEIGHBORCARE-TCI, INC. (f/k/a TEAMCARE, INC.)

                                 NEIGHBORCARE-MEDISCO, INC.
                                 (f/k/a MEDICSO PHARMACIES, INC.)

                                 NEIGHBORCARE-ORCA, INC.
                                 (f/k/a WHITE, MACK AND WART, INC.)

                                 NEIGHBORCARE OF OKLAHOMA, INC.
                                 (f/k/a VITALINK SUBSIDIARY, INC.)

                                 NEIGHBORCARE INFUSION SERVICES, INC.
                                 (f/k/a VITALINK INFUSION SERVICES, INC.)

                                 NEIGHBORCARE PHARMACY SERVICES, INC.
                                 (f/k/a VITALINK PHARMACY SERVICES, INC.)

                                 DIANE MORGAN AND ASSOCIATES, INC.

                                 GENESIS ELDERCARE NETWORK SERVICES OF
                                 MASSACHUSETTS, INC.

                                 ASCO HEALTH CARE OF NEW ENGLAND, INC.

                                 ASCO HEALTH CARE OF NEW ENGLAND, LIMITED
                                 PARTNERSHIP

                                 DOVER HEALTHCARE ASSOCIATES, INC.

                                 GENESIS ELDERCARE EMPLOYMENT SERVICES, LLC

                                 GENESIS HEALTH VENTURES OF LANHAM, INC.

                                 GENESIS SELECTCARE CORP.

                                 GENESIS-GEORGETOWN SNF/JV, LIMITED LIABILITY
                                 COMPANY

                                 HEALTHOBJECTS CORPORATION

                                 MCKERLEY HEALTH CARE CENTER-CONCORD LIMITED
                                 PARTNERSHIP

                                 NORRISTOWN NURSING AND REHABILITATION CENTER
                                 ASSOCIATES, LIMITED PARTNERSHIP

                                 NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

                                 NORTHWEST TOTAL CARE CENTER ASSOCIATES, L.P.

                                 OAK HILL HEALTH CARE CENTER, INC.

                                 RESPIRATORY HEALTH SERVICES, LLC

                                 RIVER RIDGE PARTNERSHIP


                                 By:____________________________________________
                                    Name:
                                    on behalf of each of the foregoing as ______

                                 MAIN STREET PHARMACY, L.L.C.,
                                 By:  Professional Pharmacy Services, Inc.


                                 By:____________________________________________
                                    Name:
                                    on behalf of each of the foregoing as ______
                                    of the managing member


                                 _______________________________________________
                                 Address for notices
                                 101 East State Street
                                 Kennett Square, PA 19348
                                 Attention: George V. Hager, Jr.,
                                   Executive Vice President and
                                   Chief Financial Officer
                                 Telephone: (610) 444-8419
                                 Facsimile: (610) 925-4100






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 AGENT:

                                 MELLON BANK, N.A.,
                                 Individually and as Agent


                                 By:____________________________________________
                                       Title:

                                 FIRST UNION NATIONAL BANK


                                 By:____________________________________________
                                       Title:

                                 GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                 By:____________________________________________
                                       Title:

                                 THE CHASE MANHATTAN BANK
                                 By: Chase Securities, Inc., as its Agent


                                 By:____________________________________________
                                       Title:

                                 FOOTHILL CAPITAL CORP.


                                 By:____________________________________________
                                       Title:

                                 TD SECURITIES


                                 By:____________________________________________
                                       Title:

                                 THE BANK OF NOVA SCOTIA


                                 By:____________________________________________
                                       Title:

                                 METROPOLITAN LIFE INSURANCE COMPANY


                                 By:____________________________________________
                                       Title:

                                 GENERAL ELECTRIC CAPITAL CORP.


                                 By:____________________________________________
                                       Title:

                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By:____________________________________________
                                       Title:

                                 SILVER OAK CAPITAL, L.L.C.


                                 By:____________________________________________
                                       Title:

                                 AG CAPITAL FUNDING, L.P.
                                 By:    Angelo, Gordon & Co., L.P.
                                        as Investment Advisors


                                 By:____________________________________________
                                       Title:

                                 OAK HILL SECURITIES FUND, L.P.


                                 By:____________________________________________
                                       Title:

                                 OAK HILL SECURITIES FUND II, L.P.



                                 By:____________________________________________
                                       Title:

                                                                       EXHIBIT A

                                     ANNEX B
                                       to
                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                              APS ACQUISITION LOAN


                                                 APS               APS
                                              COMMITMENT       COMMITMENT
     BANK                                       AMOUNT         PERCENTAGE
     ----                                       ------         ----------

Goldman Sachs Credit Partners L.P.           $29,000,000        72.50000000%
85 Broad Street
New York, NY 10004
Attn:  Joseph Lanasa



Foothill Capital Corp.                       $9,000,000         22.50000000%
2450 Colorado Avenue
Suite 3000 West
Santa Monica, CA 90404
Attn:  Edward Stearns



Credit Lyonnais New York Branch              $2,000,000          5.00000000%
1301 Avenue of the Americas
New York, NY  10019-0022
Attn.:  Anne G. Shean


TOTAL:                                      $40,000,000        100.00%
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